Exhibit 99.1

Sugarmade’s Lemon Glow Subsidiary Signaled to Move Forward with Cultivation Permit Process at 640 Acre Property by County Regulators

NEW YORK, November 5, 2021, (GLOBE NEWSWIRE) -- via NetworkWire – Sugarmade, Inc. (OTCMKTS:SGMD) (“Sugarmade”, “SGMD” or the “Company”) an emerging leader in the vertically integrated California cannabis marketplace, is excited to announce that, on October 28, 2021, its wholly owned subsidiary, Lemon Glow Company (“Lemon Glow”), obtained a conditional Use Permit (UP) number from the Community Development Department of the County of Lake, California, which the Company believes is an important step towards the conditional Use Permit (UP) for commercial cannabis cultivation at its Property.

The Company had entered into an Agreement and Plan of Merger (“Agreement”), dated as of May 25, 2021, by and between Carnaby Spot Bay Corp, a California corporation (“Merger Sub”) and a wholly-owned subsidiary of the Company, Lemon Glow Company, a California corporation (“Lemon Glow”), and Ryan Santiago. The merger, which was closed on May 25, 2021, included all of Lemon Glow’s assets, interests, property, and rights.

If the necessary approvals and permits are obtained, up to thirty-two (32) of the six hundred forty (640) acres at the Property would be designated for outdoor cannabis cultivation. Ryan Santiago, CEO of Lemon Glow, estimates that “the annual potential cultivation yield at the Property could possibly achieve four thousand (4,000) pounds of dry trimmed cannabis flower per acre annually, which represent approximately 128,000 pounds, or 64 tons, of dry trimmed cannabis flower annually in total”.

While the Company believes that the issuance of the conditional Use Permit (UP) number by Lake County is an important step toward full approval to cultivate cannabis on the Property, the Company must still gain approval from other local and state regulatory authorities in California.

Furthermore, the issuance of the conditional use permit number by the County of Lake allows the Company to proceed with a state cannabis cultivation license application and applicable permits, such as those from the Department of Cannabis Control, the Department of Food and Agriculture, the Department of Pesticide Regulation, the Department of Fish and Wildlife, the State Water Resources Control Board, the Board of Forestry and Fire Protection, the Central Valley or North Coast Regional Water Quality Control Board, the Department of Public Health, and the Department of Consumer Affairs, as may be required.

“We are excited to see the process moving forward for our Lemon Glow property, which represents an important strategic asset as we further verticalize our overall model,” noted Jimmy Chan, CEO of Sugarmade. “Our vision is ‘seed to door’, which would separate us from other players in the California cannabis marketplace, given that we have already established a leading and growing presence in the cannabis delivery market and have set in motion a process to control our own supply chain. Ramping up our cultivation resources is a significant step in fully leveraging a vertical model to drive shareholder value through margin gains.”

About Sugarmade

Sugarmade, Inc. (OTCMKTS:SGMD) is a product and branding marketing company investing in operations and technologies with disruptive potential. Our Brand portfolio includes CarryOutsupplies.com, SugarRush™, NUG Avenue, Lemon Glow and Budcars.

For more information, please visit www.Sugarmade.com.

FORWARD-LOOKING STATEMENTS: This release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements also may be included in other publicly available documents issued by the Company and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “would,” “could,” “will” and other words of similar meaning in connection with a discussion of future operating or financial performance. Examples of forward-looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause the Company’s actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks, uncertainties and other factors include, among others, such as but not limited to; economic conditions, changes in the laws or regulations, demand for products and services of the company, the effects of competition, uncontrollable forces of nature and other factors that could cause actual results to differ materially from those projected or represented in the forward-looking statements.

Any forward-looking information provided in this release should be considered with these factors in mind. We assume no obligation to update any forward-looking statements contained in this report.

Corporate Contact:
Jimmy Chan
+1-(888)-982-1628
info@Sugarmade.com

Investor Relations Contact:
EDM Media, LLC
https://edm.media

Corporate Communications:

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